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                                                                       EXHIBIT 5

                             BASS, BERRY & SIMS PLC
                    A PROFESSIOANL LIMITED LIBILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234





                                  July 2, 1998


ENVOY Corporation
15 Century Boulevard, Suite 600
Nashville, Tennessee 37214

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on May 12, 1998, covering 2,012,500 shares, including 262,500 shares subject to an over-allotment option, no par value, of common stock (the "Common Stock") of ENVOY Corporation (the "Company") to be sold by Richard B. McIntyre, Michael F. Marolf, Sr., Jeffrey B. Marolf, Lisa A. Marolf, Michael F. Marolf, Jr., Fred C. Goad, Jr., and Jim D. Kever (the "Selling Shareholders") on the terms set forth in the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders are validly issued, fully paid, and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters," and the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,



                                          /s/ Bass, Berry & Sims PLC
                                          ----------------------------------
                                          Bass, Berry & Sims PLC